EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kennedy-Wilson Holdings, Inc.:

We consent to the use of our reports dated March 11, 2011, with respect to the consolidated balance sheets of Kennedy-Wilson Holdings, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report indicates that the December 31, 2009 financial statements of KW Residential, LLC were audited by other auditors and our opinion, insofar as it related to the amounts included in the consolidated financial statements of Kennedy-Wilson Holdings, Inc. for KW Residential, LLC, is based solely on the report of the other auditors.

/s/ KPMG LLP

Los Angeles, California

June 6, 2011